UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 7, 2017

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 7, 2017, Genworth Financial, Inc. (“Genworth”) held a special meeting of stockholders (the “Special Meeting”). As of January 17, 2017 (the “Record Date”), the record date for the Special Meeting, there were 498,407,541 shares of Genworth’s Class A common stock issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 368,739,713 shares of Genworth’s common stock, representing approximately 74% of Genworth’s Class A common stock issued and outstanding as of the Record Date, were present in person or represented by proxy at the Special Meeting, which constituted a quorum. Each of the proposals presented below were approved by the stockholders entitled to vote at the Special Meeting. The number of votes cast for or against, as well as the number of abstentions as to each such proposal, as applicable, are set forth below as certified by the Inspector of Elections. There were no broker non-votes. The proposals below are described in detail in Genworth’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on Schedule 14A on January 25, 2017, as supplemented on February 24, 2017 and February 28, 2017.

As a result of Genworth’s receipt of stockholder approval of the proposal to adopt the Merger Agreement (Proposal 1), Genworth did not utilize the discretionary authority granted to it by stockholder approval of the proposal to approve the adjournment of the Special Meeting (Proposal 3).

Proposal 1: Adoption of the Merger Agreement

As previously announced, on October 21, 2016, Genworth entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Asia Pacific Global Capital Co., Ltd., a limited liability company incorporated in the People’s Republic of China and Asia Pacific Global Capital USA Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Asia Pacific.

At the Special Meeting, Genworth’s stockholders voted on and approved a proposal to adopt the Merger Agreement. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
352,454,507	14,359,092	1,926,114	0

Proposal 2: Approval of Merger-Related Executive Compensation

At the Special Meeting, Genworth’s stockholders also voted on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Genworth’s named executive officers that is based on or otherwise relates to the merger. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
315,239,751	46,487,254	7,012,708	0

Proposal 3: Adjournment of the Special Meeting

At the Special Meeting, Genworth’s stockholders also voted on the proposal to approve the adjournment of the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there had been insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
309,868,392	55,864,506	3,006,815	0

Item 8.01	Other Events.

On March 7, 2017, Genworth issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by Genworth on March 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: March 7, 2017	By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and
General Counsel